SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2003

Intrepid Capital Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-66859 (Commission File Number)	59-3546446 (IRS Employer Identification Number)

3652 South Third Street, Suite 200, Jacksonville Beach, Florida 32250
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 246-3433

NOT APPLICABLE
(Former name or former address, if changed since last report)

ITEM 4.     CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Dismissal of KPMG LLP

     On April 29, 2003, Intrepid Capital Corporation (the “Company”) dismissed KPMG LLP as its independent accountants. The decision to dismiss KPMG LLP was recommended and approved by the Company’s Audit Committee.

     The audit reports of KPMG LLP on the consolidated financial statements of the Company as of and for the years ended December 31, 2002 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the report on the December 31, 2002 consolidated financial statements refers to a change in the method of accounting for goodwill and other intangible assets. The change in accounting method was required by accounting standards generally accepted in the United States of America.

     In connection with the audits of the two fiscal years ended December 31, 2002, and the subsequent interim period through April 29, 2003, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

     A letter from KPMG LLP is attached as Exhibit 16.1 to this Form 8-K.

Engagement of BDO Seidman LLP

     On May 2, 2003, the Company engaged BDO Seidman LLP as the Company’s independent public accountants. The Company did not previously consult with BDO Seidman LLP regarding the application of accounting principles to a specific transaction or any other matter.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements. None.

(b)	Pro Forma Financial Information. None.

(c)	Exhibits. The following is a list of the Exhibits attached hereto:

Exhibit 16.1 Letter from KPMG LLP to the Securities and Exchange Commission dated May 5, 2003.

[Signature Page Follows]

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Intrepid Capital Corporation has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTREPID CAPITAL CORPORATION

	By:	/s/ Forrest Travis Forrest Travis, President and Chief Executive Officer

Dated: May 5, 2003

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